Exhibit 23.2


              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use (incorporation by reference) in this Registration Statement of XL Generation International Inc., on Form SB-2 of our report dated June 13, 2005 for Cygni Systems Corporation. We also consent to the reference to us under the heading "Experts" in this registration statement, with respect to the financial statements of Cygni Systems Corporation.


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 12, 2006